UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2009

ACCENTURE LTD

(Exact name of Registrant as specified in its charter)

Bermuda	001-16565	98-0341111
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Canon’s Court

22 Victoria Street

Hamilton HM12, Bermuda

(Address of principal executive offices)

Registrant’s telephone number, including area code: (441) 296-8262

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On August 5, 2009, Accenture Ltd (“Accenture”) held the Special Court-Ordered Class A Common Shareholder Class Meeting, the Special Court-Ordered Class X Common Shareholder Class Meeting and the Special General Meeting of Shareholders as described in the proxy statement filed on June 24, 2009 (the “Proxy Statement”). A quorum was present at each of the special meetings as required by Accenture’s bye-laws. Set forth below is the number of votes cast for and against/withheld, and the number of abstention votes and broker non-votes, with respect to each matter voted upon by the relevant shareholders:

	For	Against/ Withheld	Abstained	Broker Non-Votes
Special Court-Ordered Class A Common Shareholder Class Meeting: Approval of the Scheme of Arrangement attached as Annex A to the Proxy Statement as it applies to the Class A common shareholders	446,677,694	1,088,781	734,294	0
Special Court-Ordered Class X Common Shareholder Class Meeting: Approval of the Scheme of Arrangement attached as Annex A to the Proxy Statement as it applies to the Class X common shareholders	56,855,960	708,300	0	0
Special General Meeting of Shareholders: Approval of the establishment of distributable reserves of Accenture plc (through the reduction of its share premium account) that was previously approved by Accenture and the other current shareholders of Accenture plc (as described in the Proxy Statement)	502,956,665	1,129,625	1,978,779	0

Accenture’s Class A and Class X common shareholders, as applicable, approved the Scheme of Arrangement described above by the requisite majorities of shares and shareholders. A copy of the press release announcing shareholder approval of these matters is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1 Press Release of Accenture, dated August 5, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 5, 2009	ACCENTURE LTD

	By:	/s/ Douglas G. Scrivner
	Name:	Douglas G. Scrivner
	Title:	General Counsel and Secretary